CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1/A of our report dated April 2, 2018, relating to the consolidated financial statements of Rocky Mountain High Brands, Inc., which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/Paritz & Company, PA

Hackensack, New Jersey

October 8, 2018